                                                                   Exhibit 10.24
                                                                   -------------

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                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                     CONCENTRA DEVELOPMENT CORPORATION 2000
                              A Nevada Corporation

                                       AND

                         CONCENTRA HEALTH SERVICES, INC.
                              A Nevada Corporation

                                 October 1, 2000

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

                        ADMINISTRATIVE SERVICES AGREEMENT

      This Administrative Services Agreement (the "Agreement') is made and entered into as of October 1, 2000 (the "Effective Date"), by and between Concentra Development Corporation 2000, a Nevada corporation ("CDC2000"), and Concentra Health Services, Inc., a Nevada corporation ("CHS").

                              W I T N E S S E T H:

      WHEREAS, CDC2000 is a corporation formed for the purpose of developing and operating occupational healthcare centers at various locations throughout the United States (collectively referred to herein as "Centers"); and

      WHEREAS, CDC2000 has entered into that certain Occupational Healthcare Center Management and Consulting Agreement (the "Medical Agreement"), of even date herewith, with Occupational Health Centers of the Southwest, P.A. ("Association); and

      WHEREAS, CDC2000 desires to engage CHS to manage and operate the Centers and to provide certain general and administrative services in connection therewith, to provide certain CHS employees as Center Personnel (as hereinafter defined) in connection therewith, and to perform CDC2000's obligations under the Medical Agreement, and CHS is willing to accept such engagement, upon and subject to the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing, and in accordance with the terms and conditions set forth below, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                             ENGAGEMENT AND SERVICES
                             -----------------------

      1.1 Engagement. Upon the terms and conditions set forth herein, CDC2000
          ----------
hereby engages CHS to manage and operate the Centers and to perform certain general and administrative services in connection therewith, to provide the Center Personnel in connection therewith, and to perform CDC2000's obligations under the Medical Agreement, and CHS accepts such engagement and agrees to perform such services and to provide the Center Personnel to CDC2000 as set forth herein.

      1.2 Responsibilities of CHS. On behalf of CDC2000, in accordance with the
          -----------------------
policies of CDC2000, in a commercially reasonable manner, and in accordance with the budgets approved pursuant to Section 2.1, CHS shall conduct, supervise, and manage the day-to-day operations of the Centers, and perform general and administrative services in connection therewith, including, without limitation, the following:

            (a) Development Services. In addition to the duties and
                --------------------
responsibilities otherwise set forth in this Section 1.2, CHS will perform the following additional development services during the first twelve(12) months of each new Center's operations: management of real estate research and feasibility, real estate negotiations and project management, lease review and execution, architectural and construction oversight, management of stocking and equipment procurement, management of the pre-opening marketing process, including procurement of materials and training, management of vendors and installations, and management of the pre-opening hiring and training process for physicians and staff.

            (b) Center Facilities; General Administrative Services. CHS shall
                --------------------------------------------------
assist CDC2000 in locating, leasing, building out, equipping, and otherwise providing professional office space to operate the Centers. CHS shall provide overall supervision and management of the Centers, including providing for the maintenance and repair of all facilities, and all furniture, fixtures, furnishings, equipment, and leasehold improvements located in or upon the Centers. CHS will arrange for the provision of proper security, maintenance, and cleanliness of the facilities within which the Centers are operated, and of the furniture, fixtures, furnishings, and equipment located at such facilities. CHS will or obtain for the Centers all laundry, linen, uniforms, printing, stationery, forms, telephones, postage, duplication services, and any and all other supplies and services of a similar nature which are reasonably necessary in connection with the day-to-day operation of the Centers. CHS shall negotiate and enter into such agreements as CHS may reasonably deem necessary or advisable for the furnishing of utilities, services, and supplies for the maintenance and operation of CDC2000's business pursuant to the Medical Agreement.

            (c) Supplies. CHS will arrange for the provision of all medical and
                --------
non-medical supplies of every kind, name, or nature, which CDC2000 may require in order to conduct and operate the business of the Centers.

            (d) Center Personnel. CHS shall hire, employ, train, supervise,
                ----------------
compensate, and provide to CDC2000 all personnel required for the conduct of business at the centers, including, but not limited to, all technical personnel, receptionists, secretaries, clerks, marketing personnel, billing and collections personnel, janitorial and maintenance personnel, and Center supervisory personnel (the "Center Personnel").

                  (i) All Center Personnel shall be employees of CHS or an affiliate of CHS, and CHS or such affiliate shall be solely responsible for (A) payment of all Center Personnel compensation, wages, salary, fringe benefits, bonuses, health and disability insurance, workers compensation insurance, and any other benefits for Center Personnel which CHS may make available generally to CHS's employees, (B) withholding and payment of all required employer taxes in connection therewith, and (C) all payment of required taxes in connection with the compensation paid to CHS pursuant to this Agreement. CHS shall have the responsibility for hiring, discharging, and supervising the functions of all Center Personnel.

                  (ii) CDC2000 shall have the right to demand by written notice delivered to CHS that any Center Personnel be terminated, but only if the termination is reasonably and legally supportable in the opinion of CHS as a termination for cause. Otherwise, the termination of any Center Personnel at the instance of CDC2000 shall only be completed upon CDC2000's agreement to indemnify CHS with respect to any liability for such termination, including, but not limited to, unemployment insurance taxes, and such indemnity shall be in a form and under terms reasonably satisfactory to CHS.

            (iii) Center Personnel shall not include physicians and paraprofessionals who are providers of healthcare at the Centers, whose services will be provided by Association under the Medical Agreement (collectively, the "Center Professionals"). CHS's authority and responsibility under this section shall not include the hiring, discharging, and supervising of Center Professionals.

            (e) Insurance. CHS will obtain and maintain in full force and effect
                ---------
during the term of this Agreement, and all extensions and renewals thereof, all insurance of every kind, name, and nature which the parties agree is appropriate to protect CDC2000 and the Centers against loss in the nature of fire, other catastrophe, theft, public liability, and non-medical negligence, in such amounts as the parties shall mutually determine is appropriate. CHS shall obtain general and professional liability insurance on behalf of CDC2000, Association, and CHS insofar as these entities are related to the business of CDC2000. CHS may make such insurance coverage available to CDC2000 through the program of insurance maintained by Concentra Managed Care, Inc., an affiliate of CHS, for all of its affiliates.

            (f) Compliance With Laws. CHS will be responsible for making certain
                --------------------
that CDC2000 and the Centers at all times comply with all laws, rules, and regulations applicable to the business and operations of the Centers and with reasonable quality assurance and utilization management standards.

            (g) Patient Charges. CHS, in consultation with CDC2000 and
                ---------------
Association, shall establish schedules of patient charges for medical services and supplies provided by the Centers which take into account the financial obligations of CDC2000 and Association pursuant to the Medical Agreement, market conditions within the surrounding community for similar services, and the importance of providing quality health care at a reasonable cost.

            (h) Billing, Collection, and Patient Scheduling. CHS will prepare,
                -------------------------------------------
mail, and collect all statements for all professional medical services rendered in the Centers. CHS shall be responsible for all patient scheduling at the Centers. All fees for professional services rendered by Center Professionals or other licensed health care providers shall be billed by CHS in the name of Association and shall be payable to Association. All collections made and received by CHS for or on account of medical professional services rendered by Center Professionals shall be held by CHS for Association's benefit and deposited in one or more accounts in the name of Association, subject to the provisions of Section 5.1.

            (i) Management and Planning Reports. CHS will supply to CDC2000 on a
               -------------------------------
regular, periodic basis such internal reports as requested by CDC200 for evaluating the performance and productivity of Center Personnel as well as evaluating the efficiency and effectiveness of CHS's management services. In addition, CHS shall provide to CDC2000 the financial reports described in
Section 1.2(j).


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

            (j) Financial Matters.
                ------------------

                  (i) Bookkeeping and Accounting. CHS will be responsible for
                      --------------------------
making certain that CDC2000 and the Centers maintain all business, financial, and accounting books, records, and reports required by applicable laws, rules, or regulations. CHS will provide CDC2000 with all bookkeeping and accounting services necessary or appropriate as CDC2000 shall determine to support CDC2000's business including, without limitation, maintenance, custody, and supervision of all of CDC2000's business records, papers, documents, ledgers, journals, and reports, and the preparation, distribution, and recordation of all bills and statements for services rendered by CDC2000 and Association pursuant to the Medical Agreement, including the billing and completion of reports and forms required by insurance companies, governmental agencies, or other third-party payors. All billing shall be in compliance with all applicable federal and state laws and regulations. Responsibility for the accuracy of the billing rests with CHS, and CHS has the duty to investigate and ensure the accuracy thereof.

                  (ii) Payment of Accounts. CHS shall be responsible for
                       -------------------
effecting the payment from CDC2000's accounts of payroll, trade accounts, amounts due on short-term and long-term indebtedness, taxes, and all other obligations of CDC2000; provided, however, that CHS's responsibility shall be limited to the exercise of reasonable diligence and care to oversee the application of CDC2000's and Association's funds collected to CDC2000's and Association's obligations in a timely and prudent manner. CHS shall have no separate liability with respect to any obligation of CDC2000 or Association. CDC2000 hereby authorizes CHS to draw checks on CDC2000's accounts as necessary to perform CHS's obligations under this Agreement and the Medical Agreement.

                  (iii) Payroll. CHS shall have the authority to utilize a
                        -------
payroll agent for CDC2000, should CHS determine the use of such an agent to be desirable.

                  (iv) CHS's Funds. In no event shall CHS have any obligation to
                       -----------
supply out of CHS's own funds working capital for CDC2000 or CDC2000's operations.

                  (v) Financial Reports. CDC2000 shall have the right, from time
                      -----------------
to time, to inspect the accounting and financial records of CDC200 maintained by CHS pursuant to this Agreement. CHS shall cause to be prepared and presented to CDC2000 the following financial reports:

                        (A) Within thirty (30) days after the end of each calendar month, a balance sheet dated as of the last day of that month, and a statement showing the income and expenses of CDC2000 for that month and for the fiscal year to date;

                        (B) Within ninety (90) days after the end of each fiscal year of CDC2000, a balance sheet, dated as of the last day of that fiscal year, and a statement of the income and expenses of CDC2000 for the fiscal year then ended, together with a management letter; and

                        (C) Such other reports as CHS considers appropriate to keep CDC2000 informed as to CDC2000's and the Centers' status and condition.

            (k) Budgets. CHS shall prepare and submit to CDC2000 for approval,
                -------
not less than forty-five (45) days prior to the end of each CDC2000 fiscal year, the following budgets covering CDC2000's next fiscal year:

                  (i) Capital Expenditures Budget. A capital expenditure budget
                      ---------------------------
setting forth a program of capital expenditures for the Centers for the fiscal year;

                  (ii) Operating Budget. A budget setting forth an estimate of
                       ----------------
CDC2000's and Association's operating revenues and expenses for the fiscal year, together with an explanation of anticipated changes in CDC2000's and Association's utilization and any changes in services offered by CDC2000 or Association to patients, charges to patients, payroll rates and positions, non-wage cost increases, and all other factors differing significantly from the current year; and

                  (iii) Cash-Flow Projection. A projection of CDC2000's and
                        --------------------
Association's cash receipts and disbursements based upon the proposed operating and capital budgets, together with recommendations as to the use of projected cash-flow in excess of short-term operating requirements and as to the sources and amounts of additional cash-flow that may be required to meet CDC2000's and Association's operating requirements and capital requirements.

      1.3 Construction. The grant of express authority to CHS with regard to
          ------------
specific matters by this Agreement is not intended by CDC2000 to be narrowly construed for the purpose of restricting CHS's authority hereunder.

      1.4 Relationship of Parties. In the performance of their respective duties
          -----------------------
and obligations hereunder, CDC2000 and CHS are independent contractors of each other. CDC2000 and CHS each expressly disclaim any intent to form a partnership or any other entity, or to become joint venturers in the operation of the Centers by virtue of the execution and performance of this Agreement, and shall not be agents of each other except with respect to agency for billing and collections as set forth herein.

      1.5 Medical and Professional Matters. Under no circumstances shall CHS be
          --------------------------------
responsible for any medical matters. CHS may, however, consult with Association and make recommendations concerning such matters. Association shall be responsible for maintaining all medical records in accordance with the Medical Agreement.


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

                                   ARTICLE II
                                   ----------
                         APPROVAL OF BUDGETS BY CDC2000
                         ------------------------------

      2.1 Approval by CDC2000. CDC2000 shall take action to approve or
          -------------------
disapprove the budgets proposed by CHS pursuant to Section 1.2(k) within thirty
(30) days after submission of the budgets to CDC2000. Notice of the action by CDC2000 with regard to the budgets shall be delivered to CHS if all aspects of the budgets as proposed by CHS are not approved by CDC2000. If such notice of disapproval is not delivered to CHS within fifteen (15) days prior to the commencement of CDC2000's fiscal year, the budgets shall be deemed to be approved by CDC2000 as proposed by CHS.

                                   ARTICLE III
                                   -----------
                      GRANT OF LICENSE BY CHS; LICENSE FEES
                      -------------------------------------

      3.1. Grant of Limited License. During the term of this Agreement, and all
           ------------------------
renewals and extensions hereof, CHS hereby grants to CDC2000 a non-exclusive, non-transferable (other than to Association pursuant to the Medical Agreement) license to use the "Concentra" trade name, including, trademarks or service marks utilizing such trade name (collectively, the "Trade Names"), Confidential Information (as hereinafter defined), and CHS's proprietary "OccuSource" software system in and with respect to the business and operations of the Centers. CHS acknowledges and agrees to CDC2000's non-exclusive, non-transferable sublicense of the Trade Names and Confidential Information to Association pursuant to the Medical Agreement. Because the license granted to CDC2000 is not exclusive, CHS retains the right to license the Trade Names and any and all other CHS trade names and/or service marks, Confidential Information, and CHS's proprietary "OccuSource" software system to others or to use any such names, marks and Confidential Information itself. Upon termination of this Agreement, CDC2000 shall immediately cease and discontinue the use of the Trade Names, Confidential Information, and CHS's proprietary "OccuSource" software system.

      3.2. Trade Secrets, Proprietary and Confidential Information. It is
           -------------------------------------------------------
understood that during the course of this engagement, CDC2000 will have access to and become familiar with certain management information systems and other trade secrets and proprietary and confidential information of CHS (the "Confidential Information") which includes, by way of illustration, and not by way of limitation, (i) the methods, procedures and techniques utilized in identifying prospective referral sources, patients, and customers and in soliciting the business thereof; (ii) the methods, procedures and techniques used in the operation of CHS's businesses, including the methods, procedures, and techniques utilized in marketing, pricing, applying, and delivering CHS's occupational healthcare products and services; and (iii) compilations of information, records, and processes which are owned by CHS and/or which are used in the operation of the business of CHS or CDC2000, including, without limitation, computer software programs. CDC2000 agrees to use Confidential Information only in furtherance of the business and operations of the Centers hereunder and not for any other purpose unless authorized in writing by CHS.

      3.3 License Fees.
          ------------

            (a) License Fee for Trademarks and Confidential Information. Within
                -------------------------------------------------------
thirty (30) days after the end of each CDC2000 fiscal year, CDC2000 will pay CHS an annual license fee of Twenty Thousand Dollars ($20,000) for each market in which one or more Centers uses any of the Trade Names and/or Confidential Information during such fiscal year (prorated for any partial fiscal year during which a Center uses the Trade Names and/or Confidential Information in any market). For purposes of this Section 3.3(a), "market" means a single metropolitan area in which CDC2000 operates one or more Centers pursuant to this Agreement.

            (b) License Fee for OccuSource. Within ten (10) days following the
                --------------------------
date of installation, and, thereafter during the continuation of this Agreement, on or before each subsequent annual anniversary date of such installation, CDC2000 shall pay CHS an annual license fee of Seven Thousand Five Hundred Dollars ($7,500) for each Center that uses CHS's proprietary "OccuSource" software system. In addition, CDC2000 shall, during the continuation of this Agreement, pay CHS the allocated cost of "OccuSource" upgrades and enhancements used at the Centers. The allocated cost of any such upgrades and enhancements will be determined in a reasonable manner, consistent with CHS's allocation of expenses to all of its other owned and/or managed occupational healthcare centers.

                                   ARTICLE IV
                                   ----------
                            MAINTENANCE OF STANDARDS
                            ------------------------

      4.1 Consultants. CHS shall be the non-medical consultant for CDC2000 and
          -----------
Association and shall use its administrative and managerial experience and expertise to carry out this Agreement. If CHS reasonably determines that third-party consultants are required in connection with the business and operations of the Centers, CHS may employ such consultants at CDC2000's expense.

      4.2 Licenses and Permits. CHS shall apply for, and use its best efforts to
          --------------------
obtain and maintain, in the name of and at the expense of Association or CDC2000, as appropriate, all licenses and permits required in connection with the management and operation of the Centers. CDC2000 shall cooperate with CHS and use its best efforts in applying for, obtaining, and maintaining such licenses and permits.

      4.3 Confidentiality of Records. CHS shall use its best efforts to protect
          --------------------------
the confidentiality of the records of CDC2000 and Association and shall comply with all applicable federal, state, and local laws and regulations relating to the medical and financial records of CDC2000 and Association.

      4.4 Medical Services. From time to time and as appropriate, CHS may make
          ----------------
written recommendations to CDC2000 and Association concerning changes in the medical services offered by the Centers. Prior to instituting any proposed changes, CHS shall obtain the written approval of CDC2000 and Association.

                                    ARTICLE V
                                    ---------
                  PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES
                  ---------------------------------------------

      5.1 Management Fee. Commencing with the first month during which CDC2000
          --------------
shall have received any equity funding in accordance with the Securities Purchase Agreement, of even date herewith, among CDC2000 and its stockholders, in consideration of the services provided by CHS to CDC2000 pursuant to this Agreement, CDC2000 will pay CHS a management fee each month in an amount equal to the greater of (i) Fifteen Thousand Dollars ($15,000), or (ii) five percent (5%) of the Centers' aggregate net revenue from all sources for such month (the "Management Fee"). For the purposes of this Section 5.1(a), "net revenue" means gross revenue/charges for any and all services rendered by and/or at the Centers, minus contractual discounts and a reasonable reserve for bad debt, all in accordance with generally accepted accounting principles consistently applied. CDC2000 will pay the Management Fee to CHS on a monthly basis within ten (10) days following the end of each month. To the extent not so paid, CHS may retain the amount of the Management Fee out of CHS funds on a monthly basis.

      5.2 Reimbursement of Expenses. In addition to the Management Fee, CDC 2000
          -------------------------
will reimburse CHS and/or its affiliates, on a monthly basis, for the actual amount of compensation, taxes, and benefits paid to or with respect to the Center Personnel and for all direct, third-party, and certain indirect expenses incurred on behalf of CDC 2000 in connection with the Centers (including, without limitation, a reasonable allocation of insurance expense, of the expenses related to billing and collection functions performed by CHS's billing offices, and of the compensation and expenses paid to or with respect to CHS's regional operations personnel who have direct responsibility for the markets in which the Centers are located). Any allocation of indirect expenses will be determined in a reasonable manner, consistent with CHS's allocation of expenses to all of its other owned and/or managed occupational healthcare centers.

                                   ARTICLE VI
                              TERM AND TERMINATION

      6.1 Term. This Agreement shall commence on the Effective Date and shall
          ----
continue until the earliest to occur of the following: (a) the date of termination pursuant to Section 6.2; (b) written agreement of the parties to this Agreement; or (c) October 1, 2005.

      6.2 Early Termination. This Agreement may be terminated prior to the
          -----------------
expiration of the term described in Section 6.1 as follows:

            (a) If a party shall apply for, or consent to, the appointment of a receiver, trustee, or liquidator of all or a substantial part of such party's assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if a final order, judgment, or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating such party a bankrupt or insolvent or approving a petition seeking reorganization of such party or appointing a receiver, trustee, or liquidator of such party or of all or a substantial part of its assets, the other party may terminate this Agreement immediately upon notice to such party;

            (b) Either party may terminate this Agreement immediately upon notice to the other party in the event of such other party's breach of a material provision of this Agreement, which breach remains uncured for a period of thirty (30) days following receipt of notice specifying the breach complained of; or

            (c) CHS may terminate this Agreement immediately upon notice to CDC2000 in the event of the termination of the Medical Agreement.

      6.3 Rights Cumulative. The various rights and remedies herein provided for
          -----------------
shall be cumulative and in addition to any other rights and remedies the parties may be entitled to pursue under the law. The exercise of one or more of such rights or remedies shall not prejudice the rights or remedies of either party to exercise any other right or remedy at law or in equity or pursuant to this Agreement.

      6.4 Remedies Upon Termination. Termination of this Agreement shall not
          -------------------------
release or discharge either party from any obligation, debt, or liability which shall have previously accrued and remained to be performed upon the date of termination. Upon termination of this Agreement, CHS shall remove from any Center all property of CHS, and neither party shall have any further obligations under this Agreement except pursuant to Article III, Article V and Section 8.2 (which provisions shall survive the termination of this Agreement). CHS shall be entitled to receive payment of all amounts unpaid but earned up to the date of termination, which payment shall be due on the date on which CHS vacates CDC2000's premises and relinquishes to CDC2000 sole possession of any and all property of CDC2000, including, but not limited to, financial records and all other documents necessary for or related to CDC2000's business.

      6.5 Property Due on Termination. On the termination of this Agreement,
          ---------------------------
each party shall immediately deliver or cause such party's employees or agents to deliver in good condition all property in such party's possession which belongs to the other party, ordinary wear and tear and damage by any cause beyond the reasonable control of either party excepted.

                                   ARTICLE VII
                                   -----------
                                 NONCOMPETITION
                                 --------------

      7.1 Noncompetition Covenant. Each party hereby covenants and agrees that,
          -----------------------
during the term of this Agreement, such party will not, directly or indirectly, without the prior written consent of the other party, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than ownership of securities of publicly held corporations of which such party owns less than one percent (1%) of any class of outstanding securities), corporate officer, director, investor, or financier or in any other individual or representative capacity, engage or participate in any business within the Prohibited Area (as hereinafter defined) that is in competition in any manner whatsoever with the occupational healthcare center(s) owned, operated, and/or managed by the other party. For purposes of this Section 7.1, "Prohibited Area" means the area within a twenty (20) mile radius of any occupational healthcare center owned, operated, and/or or managed by the other party.

                                  ARTICLE VIII
                                  ------------
                                  MISCELLANEOUS
                                  -------------

      8.1  Assignment. Neither party may assign this Agreement, or any of its
           ----------
rights or obligations hereunder, to any other person or entity, without the prior written consent of the other party.

      8.2 Indemnification. Each party shall indemnify, defend, and hold harmless
          ---------------
the other party and such other party's affiliates, directors, officers, shareholders, and employees, from and against any and all liability, loss, claim, damage, cost, and expense (including, without limitation, reasonable attorneys' fees and costs of defense) arising out of or in connection with the indemnifying party's negligent acts or omissions in the performance of its duties and responsibilities pursuant to this Agreement.

      8.3 Notices. Any notice or other communication under this Agreement shall
          -------
be in writing and shall be delivered in person or sent by pre-paid certified or registered mail, receipted overnight messenger service, receipted hand delivery, or telecopier (with electronic confirmation), as follows:

           If to CDC2000:   Concentra Development Corporation 2000
                            5080 Spectrum Drive, Suite 400 - West Tower
                            Addison, Texas  75001
                            Attn: Legal Counsel
                            Facsimile: (972) 387-1938

           If to CHS:       Concentra Health Services, Inc.
                            5080 Spectrum Drive, Suite 400 - West Tower
                            Addison, Texas  75001
                            Attn:  General Counsel
                            Facsimile: (972) 387-1938

Each such notice or other communication shall be considered to have been given when received if delivered in person, three (3) days after being mailed if sent by certified or registered mail, one (1) day after being given to the overnight messenger service if sent by that means, or on the date of transmission if sent by telecopier. For these purposes, Saturdays, Sundays and federal legal holidays shall be excluded. Any party may change its address for purposes of this Agreement by notice in accordance with this Section 8.3.

      8.4 Entire Agreement; Amendment. This Agreement contains the entire
          ---------------------------
agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements, or understandings, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement cannot be amended, changed, or modified except by another agreement in writing executed by both parties.

      8.5 Warranties. The parties warrant that each has the legal capacity to
          ----------
enter into this Agreement and that their respective obligations do not violate any statute, ordinance, ruling of any administrative body, or any agreement to which either CDC2000 or CHS is a party.

      8.6 Heading. The headings contained in this Agreement are for convenience
          -------
of reference only and are not intended to define, limit, or proscribe the scope or intent of any provision of this Agreement.

      8.7 Severability. If any provision of this Agreement or its application to
          ------------
any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of its provisions to other persons or circumstances shall not be affected by such invalidity or unenforceability and shall be enforced to the greatest extent permitted by law.

      8.8 Governing Law. This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of Texas.

      8.9 Rights Cumulative; No Waiver. No right or remedy in this Agreement
          ----------------------------
conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement, or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair the right or remedy or be construed as a waiver or other relinquishment thereof with respect to subsequent defaults.

      8.10 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of the date first set forth above.

                                          CDC2000:
                                          --------

                                          CONCENTRA DEVELOPMENT CORPORATION 2000


                                          By:    /s/ James M. Greenwood
                                              ----------------------------------
                                                 James M. Greenwood
                                                 President

                                          CHS:
                                          ----

                                          CONCENTRA  HEALTH  SERVICES,  INC.


                                          By:    /s/ Richard A. Parr II
                                              ----------------------------------
                                                 Richard A. Parr II
                                                 Executive Vice President